POWER OF ATTORNEY Know by all these presents, that the undersigned hereby constitutes and appoints each of Tammy -in-fact to: (1) execute for and 16(a) of the Securities Exchange Act of 1934 and the rules thereunder; (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority, including, but not limited to, executing a Form ID for and on behalf of the undersigned and filing such Form ID with the SEC; and (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in- The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in- be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934. The undersigned hereby revokes any and all prior powers of attorney executed for this purpose. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. In addition, at such time as any attorney-in-fact (i) ceases to serve as an employee or counsel of the Company or any subsidiary of the Company or (ii) resigns as attorney-in-fact by the execution of a written resignation delivered to the undersigned or the Company, without any action on the part of the undersigned, this Power of Attorney shall be partially revoked solely with respect to such individual; such individual shall cease to be an attorney-in-fact under this Power of Attorney; and the authority of the other attorneys-in-fact then existing hereunder shall remain in full force and effect. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this ____ day of March, 2024.

Gregory L. Smith Date